EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-114149, 333-123495, 333-132583, 333-141376, 333-149703, and 333-158160) of Cutera, Inc. with respect to the 2012 consolidated financial statements and schedule of Cutera, Inc., and the effectiveness of internal control over financial reporting of Cutera, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California
March 15, 2013